UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 16, 2008
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

85 Broad Street
New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On September 16, 2008, The Goldman Sachs Group, Inc. (“Group Inc.” and, together with its consolidated subsidiaries, the “firm”) reported its earnings for its fiscal third quarter ended August 29, 2008. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.
Item 8.01 Other Events.
On September 16, 2008, Group Inc. reported net revenues of $6.04 billion and net earnings of $845 million for its third quarter ended August 29, 2008. Diluted earnings per common share were $1.81 compared with $6.13 for the third quarter of 2007 and $4.58 for the second quarter of 2008. Annualized return on average tangible common shareholders’ equity (1) was 8.8% for the third quarter of 2008 and 16.3% for the first nine months of 2008. Annualized return on average common shareholders’ equity was 7.7% for the third quarter of 2008 and 14.2% for the first nine months of 2008.
Net Revenues
Investment Banking
Net revenues in Investment Banking were $1.29 billion, 40% lower than the third quarter of 2007 and 23% lower than the second quarter of 2008.
Net revenues in Financial Advisory were $619 million, 56% lower than a particularly strong third quarter of 2007, primarily reflecting a decrease in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $675 million, 8% lower than the third quarter of 2007, due to lower net revenues in equity underwriting, primarily reflecting a decrease in industry-wide initial public offerings. Net revenues in debt underwriting were essentially unchanged from the third quarter of 2007. The firm’s investment banking transaction backlog increased during the quarter. (2)
Trading and Principal Investments
Net revenues in Trading and Principal Investments were $2.70 billion, 67% lower than the third quarter of 2007 and 52% lower than the second quarter of 2008.
Net revenues in Fixed Income, Currency and Commodities (FICC) were $1.60 billion, 67% lower than a very strong third quarter of 2007, primarily reflecting particularly weak results in credit products and mortgages, which were adversely affected by broad-based declines in asset values. Credit products included very weak results from investments and a loss of approximately $275 million (including hedges) related to non-investment-grade credit origination activities. Mortgages included net losses of approximately $500 million on residential mortgage loans and securities and approximately $325 million on commercial mortgage loans and securities. Commodities produced strong results, which were higher compared with the third quarter of 2007. Net revenues in currencies and interest rate products were also strong, although essentially unchanged from the third quarter of 2007. During the quarter, FICC operated in an environment generally characterized by wider mortgage and corporate credit spreads, volatile markets and lower levels of client activity.
Net revenues in Equities were $1.56 billion, 50% lower than a particularly strong third quarter of 2007. During the quarter, Equities operated in a challenging environment characterized by a significant decline in global equity prices, deleveraging by clients and generally lower client activity levels towards the end of the quarter. The decline in net revenues reflected very weak results in principal strategies. In addition, net revenues in derivatives were significantly lower than a particularly strong third quarter of 2007. Commissions were strong, but lower, compared with the third quarter of 2007.
Principal Investments recorded a net loss of $453 million for the third quarter of 2008. These results included losses from corporate and real estate principal investments, partially offset by a $106 million gain related to the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC).
Asset Management and Securities Services
Net revenues in Asset Management and Securities Services were $2.05 billion, 4% higher than the third quarter of 2007 and 5% lower than the second quarter of 2008.
Asset Management net revenues were $1.13 billion, 6% lower than the third quarter of 2007, reflecting lower management and other fees, as well as lower incentive fees. The decrease in management and other fees primarily reflected the impact of one fewer week in the firm’s fiscal third quarter of 2008 compared with the third quarter of 2007. During the quarter, assets under management decreased $32 billion to $863 billion, due to $25 billion of market depreciation, primarily in equity assets, and $7 billion of net outflows. Net outflows reflected outflows in equity and money market assets, partially offset by inflows in alternative investment and fixed income assets.
Securities Services net revenues were $916 million, 20% higher than the third quarter of 2007. The firm’s prime brokerage business continued to generate strong results and customer balances were higher compared with the third quarter of 2007.

Expenses
Operating expenses were $5.08 billion, 37% lower than the third quarter of 2007 and 23% lower than the second quarter of 2008.
Compensation and Benefits
Compensation and benefits expenses were $2.90 billion, 51% lower than the third quarter of 2007, commensurate with lower net revenues. The ratio of compensation and benefits to net revenues was 48.0% for the first nine months of 2008, consistent with the first nine months of 2007. Employment levels increased 3% during the quarter, primarily reflecting the seasonal timing of school hires.
Non-Compensation Expenses
Non-compensation expenses were $2.18 billion, 1% higher than the third quarter of 2007 and 6% higher than the second quarter of 2008. Excluding consolidated entities held for investment purposes (3), non-compensation expenses were 3% lower than the third quarter of 2007, primarily reflecting lower brokerage, clearing, exchange and distribution fees.
Provision for Taxes
The effective income tax rate for the first nine months of 2008 was 25.1%, down from 27.7% for the first half of 2008 and down from 34.1% for fiscal year 2007. The decreases in the effective income tax rate were primarily due to changes in geographic earnings mix and an increase in permanent benefits as a percentage of lower earnings.
Capital
As of August 29, 2008, total capital was $221.97 billion, consisting of $45.60 billion in total shareholders’ equity (common shareholders’ equity of $42.50 billion and preferred stock of $3.10 billion) and $176.37 billion in unsecured long-term borrowings. Book value per common share was $99.30 and tangible book value per common share (1) was $87.11, each increasing 2% during the quarter. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 428.0 million at period end.
The firm repurchased 1.5 million shares of its common stock at an average cost per share of $180.07, for a total cost of $271 million during the quarter. The remaining share authorization under the firm’s existing share repurchase program is 60.9 million shares.
The firm’s Tier 1 Ratio (4) was 11.6% as of August 29, 2008.

Other Balance Sheet and Liquidity Metrics
•	Total assets (5) were $1.08 trillion as of August 29, 2008.

•	Level 3 assets (6), including those for which the firm bears no economic exposure, were approximately $68 billion as of August 29, 2008 and represented 6% of total assets. Level 3 assets excluding those for which the firm bears no economic exposure (6) were approximately $58 billion as of August 29, 2008 and represented 5% of total assets.

•	Average global core excess (7) liquidity was $102.33 billion for the quarter ended August 29, 2008.
Dividends
The Board of Directors of The Goldman Sachs Group, Inc. (the Board) declared a dividend of $0.35 per common share to be paid on November 24, 2008 to common shareholders of record on October 27, 2008. The Board also declared dividends of $236.98, $387.50, $252.78 and $252.78 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on November 10, 2008 to preferred shareholders of record on October 26, 2008.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.
Certain of the information regarding the firm’s capital ratio, total assets, level 3 assets and global core excess liquidity consist of preliminary estimates; these estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its quarterly financial statements.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Aug. 29,	May 30,	Aug. 31,	May 30,	Aug. 31,
	2008	2008	2007	2008	2007
Investment Banking
Financial Advisory	$619	$800	$1,412	(23)%	(56)%

Equity underwriting	292	616	355	(53)	(18)
Debt underwriting	383	269	378	42	1

Total Underwriting	675	885	733	(24)	(8)

Total Investment Banking	1,294	1,685	2,145	(23)	(40)

Trading and Principal Investments
FICC	1,595	2,379	4,889	(33)	(67)

Equities trading	354	1,253	1,799	(72)	(80)
Equities commissions	1,208	1,234	1,330	(2)	(9)

Total Equities	1,562	2,487	3,129	(37)	(50)

ICBC	106	214	230	(50)	(54)
Other corporate and real estate gains and losses	(581)	476	(113)	N.M.	N.M.
Overrides	22	35	94	(37)	(77)

Total Principal Investments	(453)	725	211	N.M.	N.M.

Total Trading and Principal Investments	2,704	5,591	8,229	(52)	(67)

Asset Management and Securities Services
Management and other fees	1,115	1,153	1,152	(3)	(3)
Incentive fees	14	8	46	75	(70)

Total Asset Management	1,129	1,161	1,198	(3)	(6)

Securities Services	916	985	762	(7)	20

Total Asset Management and Securities Services	2,045	2,146	1,960	(5)	4

Total net revenues	$6,043	$9,422	$12,334	(36)	(51)

	Nine Months Ended		% Change From
	Aug. 29,	Aug. 31,	Aug. 31,
	2008	2007	2007
Investment Banking
Financial Advisory	$2,082	$2,982	(30)%

Equity underwriting	1,080	979	10
Debt underwriting	989	1,621	(39)

Total Underwriting	2,069	2,600	(20)

Total Investment Banking	4,151	5,582	(26)

Trading and Principal Investments
FICC	7,116	12,861	(45)

Equities trading	2,883	5,377	(46)
Equities commissions	3,680	3,336	10

Total Equities	6,563	8,713	(25)

ICBC	185	332	(44)
Other corporate and real estate gains and losses	(515)	2,016	N.M.
Overrides	70	373	(81)

Total Principal Investments	(260)	2,721	N.M.

Total Trading and Principal Investments	13,419	24,295	(45)

Asset Management and Securities Services
Management and other fees	3,391	3,169	7
Incentive fees	216	156	38

Total Asset Management	3,607	3,325	8

Securities Services	2,623	2,044	28

Total Asset Management and Securities Services	6,230	5,369	16

Total net revenues	$23,800	$35,246	(32)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and employees

	Three Months Ended			% Change From
	Aug. 29,	May 30,	Aug. 31,	May 30,	Aug. 31,
	2008	2008	2007	2008	2007
Revenues
Investment banking	$1,294	$1,685	$2,145	(23)%	(40)%
Trading and principal investments	2,440	5,239	7,576	(53)	(68)
Asset management and securities services	1,174	1,221	1,272	(4)	(8)
Interest income	8,717	9,498	12,810	(8)	(32)

Total revenues	13,625	17,643	23,803	(23)	(43)

Interest expense	7,582	8,221	11,469	(8)	(34)

Revenues, net of interest expense	6,043	9,422	12,334	(36)	(51)

Operating expenses
Compensation and benefits	2,901	4,522	5,920	(36)	(51)

Brokerage, clearing, exchange and distribution fees	734	741	795	(1)	(8)
Market development	119	126	148	(6)	(20)
Communications and technology	192	192	169	—	14
Depreciation and amortization	251	183	145	37	73
Amortization of identifiable intangible assets	49	37	53	32	(8)
Occupancy	237	234	218	1	9
Professional fees	168	185	188	(9)	(11)
Other expenses	432	370	439	17	(2)

Total non-compensation expenses	2,182	2,068	2,155	6	1

Total operating expenses	5,083	6,590	8,075	(23)	(37)

Pre-tax earnings	960	2,832	4,259	(66)	(77)
Provision for taxes	115	745	1,405	(85)	(92)

Net earnings	845	2,087	2,854	(60)	(70)

Preferred stock dividends	35	36	48	(3)	(27)

Net earnings applicable to common shareholders	$810	$2,051	$2,806	(61)	(71)

Earnings per common share
Basic	$1.89	$4.80	$6.54	(61)%	(71)%
Diluted	1.81	4.58	6.13	(60)	(70)

Average common shares outstanding
Basic	427.6	427.5	429.0	—	—
Diluted	448.3	447.4	457.4	—	(2)

Selected Data
Employees at period end (8)	32,569	31,495	29,905	3	9
Ratio of compensation and benefits to net revenues	48.0%	48.0%	48.0%

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Nine Months Ended		% Change From
	Aug. 29,	Aug. 31,	Aug. 31,
	2008	2007	2007
Revenues
Investment banking	$4,145	$5,581	(26)%
Trading and principal investments	12,556	22,891	(45)
Asset management and securities services	3,736	3,512	6
Interest income	29,460	34,450	(14)

Total revenues	49,897	66,434	(25)

Interest expense	26,097	31,188	(16)

Revenues, net of interest expense	23,800	35,246	(32)

Operating expenses
Compensation and benefits	11,424	16,918	(32)

Brokerage, clearing, exchange and distribution fees	2,265	1,984	14
Market development	389	424	(8)
Communications and technology	571	481	19
Depreciation and amortization	604	417	45
Amortization of identifiable intangible assets	170	154	10
Occupancy	707	632	12
Professional fees	531	510	4
Other expenses	1,204	1,177	2

Total non-compensation expenses	6,441	5,779	11

Total operating expenses	17,865	22,697	(21)

Pre-tax earnings	5,935	12,549	(53)
Provision for taxes	1,492	4,165	(64)

Net earnings	4,443	8,384	(47)

Preferred stock dividends	115	143	(20)

Net earnings applicable to common shareholders	$4,328	$8,241	(47)

Earnings per common share
Basic	$10.08	$18.89	(47)%
Diluted	9.62	17.75	(46)

Average common shares outstanding
Basic	429.3	436.2	(2)
Diluted	449.7	464.3	(3)

Selected Data
Ratio of compensation and benefits to net revenues	48.0%	48.0%

NON-COMPENSATION EXPENSES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Aug. 29,	May 30,	Aug. 31,	May 30,	Aug. 31,
	2008	2008	2007	2008	2007
Non-compensation expenses of consolidated investments (3)	$194	$123	$101	58%	92%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	734	741	795	(1)	(8)
Market development	117	124	146	(6)	(20)
Communications and technology	191	191	168	—	14
Depreciation and amortization	155	148	128	5	21
Amortization of identifiable intangible assets	47	36	52	31	(10)
Occupancy	209	211	200	(1)	5
Professional fees	167	181	188	(8)	(11)
Other expenses	368	313	377	18	(2)

Subtotal	1,988	1,945	2,054	2	(3)

Total non-compensation expenses, as reported	$2,182	$2,068	$2,155	6	1

	Nine Months Ended		% Change From
	Aug. 29,	Aug. 31,	Aug. 31,
	2008	2007	2007
Non-compensation expenses of consolidated investments (3)	$442	$289	53%

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	2,265	1,984	14
Market development	382	418	(9)
Communications and technology	568	479	19
Depreciation and amortization	449	367	22
Amortization of identifiable intangible assets	166	150	11
Occupancy	637	581	10
Professional fees	524	508	3
Other expenses	1,008	1,003	—

Subtotal	5,999	5,490	9

Total non-compensation expenses, as reported	$6,441	$5,779	11

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)

Average Daily VaR (9)
$ in millions

	Three Months Ended
	Aug. 29,	May 30,	Aug. 31,
	2008	2008	2007
Risk Categories
Interest rates	$141	$144	$96
Equity prices	67	79	97
Currency rates	25	32	23
Commodity prices	51	48	24
Diversification effect (10)	(103)	(119)	(101)

Total	$181	$184	$139

Assets Under Management (11)
$ in billions

	As of			% Change From
	Aug. 31,	May 31,	Aug. 31,	May 31,	Aug. 31,
	2008	2008	2007	2008	2007
Asset Class
Alternative investments	$154	$146	$151	5%	2%
Equity	179	211	251	(15)	(29)
Fixed income	268	269	230	—	17

Total non-money market assets	601	626	632	(4)	(5)

Money markets	262	269	164	(3)	60

Total assets under management	$863	$895	$796	(4)	8

	Three Months Ended
	Aug. 31,	May 31,	Aug. 31,
	2008	2008	2007
Balance, beginning of period	$895	$873	$758

Net inflows / (outflows)
Alternative investments	9	(3)	7
Equity	(12)	(18)	7
Fixed income	3	10	5

Total non-money market net inflows / (outflows)	—	(11)	19

Money markets	(7)	17	31

Total net inflows / (outflows)	(7)	6	50

Net market appreciation / (depreciation)	(25)	16	(12)

Balance, end of period	$863	$895	$796

Principal Investments (12)
$ in millions

	As of August 29, 2008
	Corporate		Real Estate	Total
Private	$10,971		$3,843	$14,814
Public	2,249		49	2,298

Subtotal	13,220		3,892	17,112
ICBC ordinary shares (13)	7,137		—	7,137

Total	$20,357	(14)	$3,892	$24,249

Footnotes

(1)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets, excluding power contracts. Identifiable intangible assets associated with power contracts are not deducted from total shareholders’ equity because, unlike other intangible assets, less than 50% of these assets are supported by common shareholders’ equity. Management believes that return on average tangible common shareholders’ equity (ROTE) is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. ROTE is computed by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. The following table sets forth a reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

	Average for the		As of
	Three Months Ended	Nine Months Ended
	August 29, 2008	August 29, 2008	August 29, 2008
	(unaudited, $ in millions)
Total shareholders’ equity	$45,170	$43,739	$45,599
Preferred stock	(3,100)	(3,100)	(3,100)

Common shareholders’ equity	42,070	40,639	42,499
Goodwill and identifiable intangible assets, excluding power contracts	(5,244)	(5,219)	(5,215)

Tangible common shareholders’ equity	$36,826	$35,420	$37,284

(2)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(3)	Consolidated entities held for investment purposes are entities that are held strictly for capital appreciation, have a defined exit strategy and are engaged in activities that are not closely related to the firm’s principal businesses. For example, these investments include consolidated entities that hold real estate assets, such as hotels, but exclude investments in entities that primarily hold financial assets. Management believes that it is meaningful to review non-compensation expenses excluding expenses related to these consolidated entities in order to evaluate trends in non-compensation expenses related to the firm’s principal business activities.

(4)	The firm is regulated by the SEC as a Consolidated Supervised Entity and, as such, is subject to group-wide supervision and examination by the SEC and to minimum capital adequacy standards on a consolidated basis. The Tier 1 Ratio equals tier 1 capital divided by total risk-weighted assets. For a further discussion of the firm’s Tier 1 Ratio, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended May 30, 2008. This ratio represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the firm’s third fiscal quarter.

(5)	This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the firm’s third fiscal quarter.

(6)	SFAS No. 157, “Fair Value Measurements,” establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). Level 3 assets reflect prices or valuations that require inputs that are both significant to the fair value measurement and unobservable. Level 3 assets excluding those for which the firm bears no economic exposure excludes assets which are financed by nonrecourse debt, attributable to minority investors or attributable to employee interests in certain consolidated funds. For a further discussion of the firm’s level 3 assets, see “Critical Accounting Policies — Fair Value — Fair Value Hierarchy — Level 3 ” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended May 30, 2008. These amounts represent preliminary estimates as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the firm’s third fiscal quarter.

(7)	Global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities that may be sold or pledged to provide same-day liquidity, as well as overnight cash deposits. This liquidity is intended to allow the firm to meet immediate obligations without the need to sell other assets or depend on additional funding from credit-sensitive markets in a difficult funding environment. This amount represents the average loan value (the estimated amount of cash that would be advanced by counterparties against these securities), as well as overnight cash deposits in the global core excess. For a further discussion of the firm’s global core excess liquidity pool, please see “Liquidity and Funding Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended May 30, 2008. This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the firm’s third fiscal quarter.

(8)	Excludes 4,909, 4,948 and 4,904 employees as of August 29, 2008, May 30, 2008 and August 31, 2007, respectively, of consolidated entities held for investment purposes. Compensation and benefits includes $63 million, $66 million and $40 million for the three months ended August 29, 2008, May 30, 2008 and August 31, 2007, respectively, attributable to these consolidated entities.

Footnotes (continued)

(9)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

(10)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(11)	Substantially all assets under management are valued as of calendar month end. Assets under management do not include the firm’s investments in funds that it manages.

(12)	Represents investments included within the Principal Investments component of the firm’s Trading and Principal Investments segment.

(13)	Includes interests of $4.51 billion as of August 29, 2008 held by investment funds managed by Goldman Sachs. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation for which Goldman Sachs maintains an economic currency hedge.

(14)	Excludes the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. The firm has hedged all of the common stock underlying the investment.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is being furnished as part of this Report on Form 8-K:

99.1	Press release of Group Inc. dated September 16, 2008 containing financial information for its fiscal third quarter ended August 29, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: September 16, 2008	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer